UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2011

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Jackson Street, Dubuque, Iowa

52001

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

____________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 7, 2011, Flexsteel Industries, Inc. (the “Company”) entered into amendments to its $15 million short-term revolving credit line with Wells Fargo Bank N.A. The amendments extend the maturity date to June 30, 2012.  The credit facility will be used for the Company’s working capital needs.  No amount is outstanding under this facility.

The credit facility contains certain financial covenants, including that the Company maintain working capital of $60 million, an interest coverage ratio of not less than 3.0 to 1.0 and limits the purchase of capital assets to $20 million.

The agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits

Exhibit No.	Description
Exhibit 10.1	First Amendment to Credit Agreement dated June 7, 2011 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.
Exhibit 10.2	Revolving Line of Credit Note dated June 7, 2011 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	June 9, 2011	By:	/s/ Timothy E. Hall
Timothy E. Hall Principal Financial Officer, VP-Finance and CFO